Exhibit 99.1

News
Merrill Lynch & Co., Inc.

World Headquarters 4 World Financial Center New York, New York 10080

Release date: October 5, 2007

For information contact:
Media Relations: Jessica Oppenheim (212) 449-2107 Jessica_Oppenheim@ml.com	Investor Relations: Sara Furber (866) 607-1234 Investor_Relations@ml.com
MERRILL LYNCH SAYS CREDIT MARKET CONDITIONS
TO ADVERSELY IMPACT THIRD QUARTER 2007 RESULTS
     NEW YORK, October 5 — Merrill Lynch & Co., Inc. (NYSE: MER) today announced that challenging credit market conditions will have an adverse impact on its net earnings for the third quarter. The company expects to report a net loss per diluted share of up to $0.50, resulting from significant negative mark-to-market adjustments to its positions in two specific asset classes: collateralized debt obligations (CDOs) and sub-prime mortgages; and leveraged finance commitments. These mark-to-market adjustments primarily affect Merrill Lynch’s Fixed Income, Currencies & Commodities (FICC) business. The company expects to report revenue growth in excess of 20% over the 2006 third quarter in each of its other major business lines: Equity Markets (excluding the firm’s private equity business), Investment Banking and Global Wealth Management. Merrill Lynch expects to report a solid revenue performance from the rest of its FICC business, considering market conditions, and expects strong performance from its operations outside the U.S., led by the Pacific Rim region.
     “Despite solid underlying performances in most of our businesses in the third quarter, the impact of this difficult market was much more severe in certain of our FICC businesses than we expected earlier in the quarter,” said Stan O’Neal, chairman and chief executive officer of Merrill Lynch. “While market conditions were extremely difficult and the degree of sustained dislocation unprecedented, we are disappointed in our performance in structured finance and mortgages. We can do a better job in managing this risk, as we have done with other asset classes, including leveraged finance, interest rate and foreign exchange trading, equity trading, principal investments and commodities.”
     Merrill Lynch noted that Senior Vice President David Sobotka, (50), was promoted to the position of global head of FICC earlier in the week. Mr. Sobotka had been head of the group’s global commodities unit since 2004, when Merrill Lynch acquired Entergy-Koch, L.P.’s trading businesses, where he had been president.
     “David Sobotka is a strong leader with a proven track record,” said Mr. O’Neal. “He has gained a reputation as one of our most collaborative senior executives, a strong risk manager and a key contributor to the overall Global Markets & Investment Banking (GMI) franchise. I have every confidence in his ability to lead the entire FICC organization and make an even greater contribution to Merrill Lynch in the coming years.”
     The primary drivers of the FICC net losses in the third quarter were as follows:
•	Write-downs of an estimated $4.5 billion, net of hedges, related to incremental third quarter market impact on the value of CDOs and sub-prime mortgages. These valuation adjustments reflect in part significant dislocations in the highest-rated tranches of these securities which were affected by an unprecedented move in credit spreads and a lack of market liquidity in these securities, which intensified during the third quarter. During the quarter, the company significantly reduced its overall exposure to these asset classes.

•	Write-downs of an estimated $967 million on a gross basis, and $463 million net of related underwriting fees, related to all corporate and financial sponsor, non-investment grade lending commitments, regardless of the expected timing of funding or closing. These commitments totaled $31 billion at the end of the third quarter of 2007, a net reduction of 42% from $53 billion at the end of the second quarter. The net losses related to these commitments were limited through aggressive and effective risk management, including disciplined and selective underwriting and exposure reductions through syndication, sales and transaction restructurings.
     “Although the outlook for fourth quarter revenues remains difficult to predict, we continue to see evidence of strong long-term growth trends in each of our global businesses. While it is very early in the current quarter and despite continued challenges in structured finance, we are beginning to see signs of a return to more normal activity levels in a number of markets. Given our strong core operating performance and solid market, liquidity and capital positions, we are confident in our ability to deliver superior returns to shareholders over the long-term,” Mr. O’Neal concluded.
*          *          *          *
     Merrill Lynch will report third quarter results on Wednesday, October 24, 2007 and Jeff Edwards, senior vice president and chief financial officer, will host a conference call that day at 10:00 a.m. (ET) to review the results with the investment community. The general public is invited to listen to the call by dialing (888) 810-0245 (inside the United States and Canada) or (706) 634-0180 (outside the United States), or via a live audio webcast at www.ir.ml.com. On-demand webcast replay will be available shortly after the call at the same web address. Additional information, including supplemental questions and answers will be posted later today on www.ir.ml.com.
*          *          *          *
     Merrill Lynch is one of the world’s leading wealth management, capital markets and advisory companies with offices in 38 countries and territories and total client assets of approximately $1.7 trillion. As an investment bank, it is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes and serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. Merrill Lynch owns approximately half of BlackRock, one of the world’s largest publicly traded investment management companies with more than $1 trillion in assets under management. For more information on Merrill Lynch, please visit www.ml.com.
*          *          *          *
     Merrill Lynch may make forward-looking statements, including, for example, statements about management expectations, strategic objectives, growth opportunities, business prospects, investment banking pipelines, anticipated financial results, the impact of off balance sheet arrangements, significant contractual obligations, anticipated results of litigation and regulatory investigations and proceedings, and other similar matters. These forward-looking statements are not statements of historical facts and represent only Merrill Lynch’s beliefs regarding future performance, which is inherently uncertain. There are a variety of factors, many of which are beyond Merrill Lynch’s control, which affect the operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to, financial market volatility; actions and initiatives taken by current and potential competitors; general economic conditions; the effect of current, pending and future legislation, regulation, and regulatory actions; and the other additional factors described in the Risk Factors section of Merrill Lynch’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 and also disclosed from time to time in its subsequent reports on Form 10-Q and 8-K, which are available on the Merrill Lynch Investor Relations website at www.ir.ml.com and at the SEC’s website, www.sec.gov,
     Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made.
     Merrill Lynch does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made. The reader should, however, consult any further disclosures Merrill Lynch may make in its future filings of its reports on Form 10-K, Form 10-Q and Form 8-K.
     Merrill Lynch may also, from time to time, disclose financial information on a non-GAAP basis where management believes this information will be valuable to investors in gauging the quality of Merrill Lynch’s financial performance and identifying trends.
*          *          *

4